UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 18, 2014

OCERA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35119	63-1192270
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of		Identification No.)
incorporation)

525 University Avenue, Suite 610
Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 475-0150

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Ocera Therapeutics, Inc. (the “Company”) is filing this Amendment to its Current Report on Form 8-K as originally filed with the Securities and Exchange Commission (the “Commission”) on February 24, 2014 (the “Original Filing”), as amended by the Company’s Current Report on Form 8-K/A as filed with the Commission on April 25, 2014 (the “First Amendment”), solely in order to re-file and replace Exhibit 2.1 that was previously attached to the Original Filing and Exhibit 2.1 that was previously attached to the First Amendment, in response to comments received from the Staff of the Commission as a result of the Staff’s review of the Company’s confidential treatment application for such exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.  Only Item 9.01 has been amended in this Amendment.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

2.1#	Technology Transfer and License Agreement, dated December 13, 2013, by and among Ocera Therapeutics, Inc., Genentech, Inc. and F. Hoffman-La Roche, Ltd.

#                                         Portions of this exhibit have been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 30, 2014	Ocera Therapeutics, Inc.

	By:	/s/ Linda S. Grais, M.D.
	Name:	Linda S. Grais, M.D.
	Title:	President and Chief Executive Officer